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2nd Request     -     Urgent Proxy Information   -   Please cast your
vote now!
Dear Spartan(Registered trademark) U.S. Equity Index Fund*
Shareholder:
Several weeks ago, we mailed you proxy information so that you could vote on important proposals that affect your fund. This information described the proposals and asked for your vote on these important issues. It has been called to our attention that we have not yet received your ballot.
YOUR VOTE IS IMPORTANT, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY
BE.
I am writing to remind you that your participation is extremely important. The shareholder meeting cannot be held until we receive a majority of the votes. If you haven't done so already, please cast your vote on the enclosed proxy card.
VOTING IS QUICK AND EASY. EVERYTHING YOU NEED TO MAIL OR FAX YOUR CARD IS ENCLOSED.
To cast your ballot, simply record your vote on the enclosed proxy card. You can mail your signed proxy card in the postage paid envelope, or fax your signed proxy card to 1-888-451-8683. (If you choose to fax, PLEASE FAX BOTH THE FRONT AND BACK OF THE CARD). Whether you mail or fax your card, PLEASE BE SURE TO SIGN THE PROXY CARD.
YOU ARE ALSO INVITED TO VOTE BY TELEPHONE.
To vote by phone, you may call our proxy solicitor, D.F. King & Co., Inc. at 1-800-848-3155, weekdays from 9 AM -11 PM EST.
If you have already voted, thank you for your response. If you have any further questions, please call Fidelity at 1-800-605-4015. We appreciate your immediate attention. Thank you.
Sincerely,
Edward C. Johnson 3d
Chairman and Chief Executive Officer
*Formerly, Fidelity U.S. Equity Index Portfolio

BUCKSLIP DRAFT for INCLUSION IN PROXY 2ND MAILING:
URGENT REMINDER   TO ALL SPARTAN(Registered trademark)  U.S. EQUITY
INDEX FUND* SHAREHOLDERS
*(FORMERLY FIDELITY U.S. EQUITY INDEX PORTFOLIO)

As a shareholder, YOUR VOTE IS VERY IMPORTANT whether you have invested in your fund through a retirement plan such as a 401(k), 403(b), 457 or similar plan; an IRA, Rollover IRA, SEP-IRA, or Keogh account; or a brokerage, trust or other type of account.

PLEASE BE SURE TO MAIL YOUR POSTAGE-PAID PROXY CARD RIGHT AWAY no matter what type of account you have or how many shares of the Fund you own.
OR, TO VOTE BY PHONE, PLEASE CALL OUR PROXY SOLICITOR, D.F. KING & CO., INC. AT 1-800-848-3155 WEEKDAYS FROM 9 A.M.-11 P.M. EST.

THANKS AND REMEMBER TO VOTE YOUR PROXY TODAY.